Exhibit 10.4

FIRST AMENDMENT TO
ERIE INSURANCE GROUP
RETIREMENT PLAN FOR EMPLOYEES
(As Amended and Restated Effective December 31, 2014)

WHEREAS, Erie Indemnity Company (the “Company”) maintains the Erie Insurance Group Retirement Plan for Employees (the “Plan”) under an amendment and restatement effective as of December 31, 2014;

WHEREAS, the Plan provides that the Company may amend the Plan; and

WHEREAS, the Company wishes to amend the Plan as hereinafter set forth to clarify plan provisions pertaining to the group of employees eligible to participate in the Plan, retroactive to May 5, 2011, in order to preclude the inadvertent exclusion of certain employees from the Plan as a result of a change in the Company’s payroll reporting system as of such date.

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.	Section 2.11 of the Plan is deleted in its entirety and the following shall be inserted in lieu thereof:

2.11
“Compensation” for any period shall mean the rate of base compensation of a Covered Employee from the Employers during the period. For this purpose, “base compensation” shall mean regular base salary in the case of an employee compensated on a salaried basis, and regular base wages in the case of an employee compensated on an hourly basis, and in all cases shall exclude Form W-2 income in the form of overtime compensation, bonuses, commissions, deferred compensation plan payments or severance pay under any severance benefit plan and any other items of compensation, but shall include Form W-2 income paid as a lump sum in lieu of merit increase and compensation excluded from Form W-2 income because of salary reduction agreements in connection with plans described in Section 125, 132(f)(4) or 401(k) of the Code, or resulting from deferred compensation contracts for the period in question. Compensation shall exclude any differential wage payments made on behalf of a Covered Employee who is on military leave. Effective for each Plan Year beginning on and after December 31, 1989, in no event shall the amount of Compensation taken into account under the Plan exceed the adjusted annual limitation permitted under Section 401(a)(17) of the Code for such Plan Year. Such adjusted annual limitation shall be, for each Plan Year beginning on and after December 31, 2001, $200,000 (as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code). For purposes of determining benefit accruals in any given Plan Year beginning after December 31, 2001, the annual compensation limitation for any determination period after December 31, 1993 and before December 31, 2001, shall be $200,000.

2.	Section 2.12 of the Plan is deleted in its entirety and the following shall be inserted in lieu thereof:

2.12	“Covered Employee” shall mean any Employee of an Employer, excluding:

(a)	any such Employee whose employment is governed by the terms of a collective bargaining agreement under which retirement benefits were the subject of good faith bargaining,

(b)	any such Employee who has voluntarily waived participation in the Plan,

(c)	for periods before May 5, 2011, any such Employee who is compensated on an hourly basis, and

(d)	for periods on and after May 5, 2011, any such Employee who is classified by his Employer as a docent, an intern, or a driver-catastrophe response unit.
For periods on and after May 5, 2011, an Employee who is compensated on an hourly basis shall be treated as a Covered Employee and shall become a Participant in the Plan in accordance with Section 3.12.

Notwithstanding any provision of the Plan to the contrary, an individual who an Employer determines to be a contract employee, independent contractor, leased employee (including a Leased Employee as defined hereunder), leased owner, leased manager, shared employee or person working under a similar classification shall not become a Covered Employee hereunder, regardless of whether any such individual is ultimately determined to be a common law employee, unless and until the Employer shall otherwise determine. An individual shall be treated as a Covered Employee only during such period as he is or was a Covered Employee as defined above.

3.	A new section is added to the Plan immediately following Section 2.17 and such new section, designated as Section 2.17A, shall read as follows:

2.17A
“Eligibility Service” shall mean an Employee’s service determined in accordance with Article IV hereof for the purpose of determining the participation date of Part-Time Employees as otherwise provided hereunder.

4.	A new section is added to the Plan immediately following Section 2.19 and such new section, designated as Section 2.19A, shall read as follows:

2.19A	“Entry Date” shall mean, with respect to a Covered Employee who is a Part-Time Employee, the December 31 or June 30 next following the later of:

(a)	the date the Covered Employee attains age 21; and

(b)	the date the Covered Employee completes one year of Eligibility Service.

5.	Section 2.21 of the Plan is deleted in its entirety and the following shall be inserted in lieu thereof:

2.21
“Final Average Earnings” shall mean 1/36th of the Participant’s aggregate Compensation during the thirty-six consecutive calendar months as both a Covered Employee and a Participant which produces the greatest aggregate Compensation out of the one hundred twenty calendar month period as both a Covered Employee and a Participant ending on the earlier of the date on which the Participant retires or terminates employment with the Employers or on such other date on which the Participant is no longer considered both a Covered Employee and a Participant. In the event a Participant does not have thirty-six consecutive calendar months of Compensation as both a Covered Employee and a Participant (i) months in which the Participant is not a Covered Employee and months in which the Participant has no Compensation will be excluded for purposes of determining consecutive months for the thirty-six and one hundred twenty month periods and (ii) with respect to a Participant with fewer than thirty-six total calendar months of Compensation as both a Covered Employee and a Participant, Final Average Earnings will be determined as the average monthly Compensation over the Participant’s entire period of employment as both a Covered Employee and a Participant.

6.	Section 2.28 of the Plan is deleted in its entirety and the following shall be inserted in lieu thereof:

2.28
“Participant” shall mean any Covered Employee who participates in the Plan in accordance with Section 3.12 and any former Covered Employee who is entitled to, or who is receiving, a retirement benefit or deferred vested pension under the Plan

7.	A new section is added to the Plan immediately following Section 2.28 and such new section, designated as Section 2.28A, shall read as follows:

2.28A
“Part-Time Employee” shall mean an Employee who is regularly scheduled to work for fewer than thirty-seven and one-half (37½) hours per work week, with respect to the period before November 1, 2015, and twenty-five (25) or fewer hours per work week, with respect to the period on and after November 1, 2015.

8.	Section 2.32 of the Plan is deleted in its entirety and the following shall be inserted in lieu thereof:

2.32	“Service” shall mean an Employee’s service determined in accordance with Article IV hereof for the purpose of meeting the vesting requirements for a benefit under the Plan.

9.	A new section is added to the Plan immediately following Section 3.11 and such new section, designated as Section 3.12, shall read as follows:

3.12	Participation Date of Covered Employee

(a)	For periods before May 5, 2011, a Covered Employee entered the Plan and became a Participant on such Covered Employee’s Date of Hire.

(b)	Effective on and after May 5, 2011, a Covered Employee shall first enter the Plan and shall become a Participant hereunder as provided below:

(i)	A Covered Employee who is not a Part-Time Employee shall enter the Plan and become a Participant on such Covered Employee’s Date of Hire.

(ii)	A Covered Employee who is a Part-Time Employee shall enter the Plan and become a Participant on such Covered Employee’s Entry Date.

10.	A new section is added to the Plan immediately following Section 4.1 and such new section, designated as Section 4.1A, shall read as follows:

4.1A	Eligibility Service
Eligibility Service shall be used to determine the time at which a Covered Employee who is a Part-Time Employee shall enter the Plan and become a Participant hereunder. Eligibility Service shall be counted in full years only with one year of Eligibility Service credited for each “Eligibility Computation Period” in which an Employee completes at least 1,000 Hours of Service.

The initial “Eligibility Computation Period” with respect to an Employee shall mean the 12 consecutive month period that begins on the Employee’s Date of Hire and ends on the first anniversary thereof. If the Employee fails to complete a year of Eligibility Service during the initial “Eligibility Computation Period”, the subsequent “Eligibility Computation Periods” shall be each Plan Year thereafter beginning with the Plan Year that includes the first anniversary of the Employee’s Date of Hire. An Employee will not be considered to have completed a year of Eligibility Service until the expiration of the first Eligibility Computation Period during which the Employee completes at least 1000 Hours of Service.

11.	Section 4.2 of the Plan is deleted in its entirety and the following shall be inserted in lieu thereof:

4.2	Credited Service
Credited Service shall be used to compute the amount of a Participant’s benefit and to determine a Participant’s eligibility for an early retirement and a disability retirement under the Plan. Credited Service shall be based on Service but shall not include (i) any period of Service in which a Participant is not a Covered Employee, (ii) any period of Service that precedes the date a Covered Employee first becomes a Participant, and (iii) any Period of Severance; provided, however, that a Participant’s Credited Service shall include that Credited Service accumulated during the period in which the Participant is eligible for a disability retirement pension (as determined under Sections 5.3, 6.3 and 7.2 hereof). Solely for purposes of computing the amount of a Participant’s benefit under Section 6.1 and subject to the foregoing provisions of this Section, Credited Service shall include a year of credit for any fraction of a year of Service.

12.	Section 4.5 of the Plan is deleted in its entirety and the following shall be inserted in lieu thereof:

4.5	Transfer From Other Employment
Upon transfer or retransfer of an individual from other employment with an Employer or Affiliate such that the individual becomes a Covered Employee hereunder, his years of Service and, if applicable, his years of Eligibility Service as otherwise computed under this Article IV will include the period of his employment with an Employer or Affiliate prior to such transfer or retransfer for the purpose of meeting the vesting and participation requirements under this Plan; provided, however, that only years of Credited Service acquired while employed as both a Covered Employee and a Participant under this Plan shall be used to compute the amount of any pension under this Plan.

13.
This amendment to the Plan as amended and restated as of December 31, 2014 shall be effective as of May 5, 2011. It shall also be considered to amend the pertinent provisions of the Plan document as in effect prior to December 31, 2014 retroactively to May 5, 2011.

IN WITNESS WHEREOF, the Company has caused this Plan Amendment to be executed this 12th day of September, 2016.

ERIE INDEMNITY COMPANY

ATTEST:
/s/ Patrick Simpson                By: /s/ Sean McLaughlin

Title: EVP & General Counsel